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                                 EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated March 5, 1997, except for note 14 as to which the date is July 11, 1997 accompanying the consolidated financial statements of Bank Corporation of Georgia and subsidiaries contained in this Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                  PORTER KEADLE MOORE, LLP



                                  /s/
                                  --------------------------------------------

                                  Successor to the practice of Evans, Porter,
                                    Bryan & Co.
Atlanta, Georgia
August 4, 1997